EXHIBIT 1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)	STIPULATION AND CONSENT
	)	TO THE ISSUANCE OF A
	)	CONSENT ORDER
BANK OF SMITHTOWN	)
SMITHTOWN, NEW YORK	)	FDIC-09-655B
)
(INSURED STATE NONMEMBER BANK))

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (CONSENT AGREEMENT) by the Federal Deposit Insurance Corporation (FDIC), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and Bank of Smithtown, Smithtown, New York (Bank) as follows:

1.           The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING (NOTICE) detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818 (b)(1), and has waived those rights.

2.           The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices, and any violations of law and/or regulations, hereby consents and agrees to the issuance of a CONSENT ORDER (ORDER) by the FDIC. The Bank further stipulates and agrees that such ORDER shall be deemed to be a final ORDER and that such ORDER shall become effective upon the date of its issuance by the FDIC and fully enforceable by the FDIC pursuant to the provisions of section 8(i)(1) of the Act, 12 U.S.C. § 1818(i)(1), subject only to the conditions set forth in paragraph 3 of this CONSENT AGREEMENT.

3.           In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action to enforce such ORDER in the United States District Court will be taken by the FDIC unless the Bank or any director, officer, employee, agent, successor or assignee, or other institution-affiliated party, has violated or is about to violate any provision of the ORDER.

4.           The Bank hereby waives:

(a)         The receipt of a NOTICE;

(b)         All defenses in this proceeding;

(c)         A hearing for the purpose of taking evidence on such alleged charges;

(d)         The filing of PROPOSED FINDINGS OF FACT AND CONCLUSIONS OF LAW;

(e)          A recommended decision of an Administrative Law Judge; and

(f)           Exceptions and briefs with respect to such recommended decision.

Dated: January 29, 2010.

FDIC	Bank of Smithtown
LEGAL DIVISION	Smithtown, New York
BY:	BY:

/S/	/S/
Ramona J. Nicholson	Patricia C. Delaney
Senior Attorney	Director

/S/
George Duncan
Director

/S/
Patrick A. Given
Director

/S/
Hyukmun Kwon
Director

/S/
Bradley E. Rock
Director

/S/
Robert W. Scherdel
Director

/S/
Manny Schwartz
Director

/S/
Barry M. Seigerman
Director

/S/
Joseph M. Winters
Director

Comprising the Board of
Directors of
Bank of Smithtown
Smithtown, New York